Exhibit 10.1

SECOND AMENDMENT TO THE PROMISSORY NOTE AND LOAN AGREEMENT

DATED AUGUST 13, 2024, AS AMENDED ON NOVEMBER 8, 2024

This SECOND AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT (the “Second Amendment”) is dated June 30, 2025 (the “Effective Date”) by and between Polomar Health Services, Inc. (the “Borrower”) having an address at 10940 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024 and Reprise Management, Inc. (the “Lender”) having an address at 11420 Santa Monica Boulevard, #251961, Los Angeles, California 90025. The Borrower and Lender are collectively referred to herein as the “Parties”.

WHEREAS, the Parties entered into that certain Promissory Note and Loan Agreement dated August 13, 2024, in the original principal sum of Seven Hundred Thousand Dollars (the “Loan Agreement”).

WHEREAS, the Parties executed the First Amendment to the Promissory Note and Loan Agreement (“First Amendment”) on November 8, 2024, wherein Paragraph 9 – Warrant of the loan agreement was deleted in its entirety and was modified to read “Paragraph 9 intentionally left blank”.

WHEREAS, the Parties desire to amend certain provisions of the Loan Agreement as more fully described herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement.

2. Principal Repayment. Coincident with the execution of this Second Amendment, the Parties shall enter into that certain Securities Purchase Agreement (the “SPA”) pursuant to which Lender shall purchase from Borrower shares of Series A Convertible Preferred Stock. The Purchase Price for the Series A Convertible Preferred Stock to be purchased by the Lender pursuant to the SPA shall be Three Hundred Dollars ($300,000) (the “Purchase Price”). The Parties agree that the Purchase Price shall be used by the Borrower to make a one-time principal payment on the outstanding balance due under the Loan Agreement (the “Principal Repayment”). Once the Principal Repayment is paid to the Lender, the outstanding balance due under the Loan Agreement, as of the Effective Date, shall be $597,549.74.

3. Interest Rate. Paragraph 4 of the Loan Agreement shall be amended to add the following additional language. “Notwithstanding the foregoing, commencing July 1, 2025, the interest rate shall be reduced from fifteen percent (15%) per annum, simple interest to twelve percent (12%) per annum, simple interest.

4. Extension of Maturity Date. The Maturity Date as defined in the Loan Agreement shall be amended from July 31, 2025, to July 31, 2027.

5. Entire Agreement; Amendments and Waivers. This Second Amendment constitutes the full and entire understanding and agreement between the parties with regards to the subjects hereof and thereof. Any term of this Second Amendment may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender. Any waiver of amendment effected in accordance with this Section shall be binding upon either party’s successors or assigns.

6. Governing Law; Waiver of Jury Trial. This First Amendment shall be governed by and construed under the laws of the State of New York, without regard to its conflict of laws principals. EACH OF THE BORROWER AND THE LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK, NEW YORK, WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST ANY OF THEM IN SUCH FORUM AS PROVIDED ABOVE AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OR JURISDICTION OR VENUE IN SUCH FORUM.

TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS FIRST AMENDMENT.

Signatures Appear on Following Page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

POLOMAR HEALTH SERVICES, INC.

/s/ Terrence M. Tierney
By:	Terrence M. Tierney
Its:	President

REPRISE MANAGEMENT, INC.

/s/ Daniel Gordon
By:	Daniel Gordon
Its:	President